Exhibit 23.3



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the Registration Statement on Form S-1 of TSET, Inc. of our report dated March 17, 2000 relating to the consolidated financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading "Expert" in such Registration Statement.


/s/Randy Simpson, C.P.A., P.C.
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   Randy Simpson, C.P.A., P.C.


Salt Lake City, Utah
July 13, 2001